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                                                                  Exhibit 10-E.3

                            TRANSPORTATION AGREEMENT
                       (Applicable to Rate Schedule TF-1)

         THIS AGREEMENT is made and entered into this 15th day of August, 1994, by and between NORTHWEST PIPELINE CORPORATION, hereinafter referred to as "Transporter", and WASHINGTON NATURAL GAS COMPANY, hereinafter referred to as "Shipper".

RECITALS:

A.       Shipper is a local distribution company for natural gas.

B. Shipper owns certain supplies of natural gas which it desires Transporter to transport for Shipper's account.

C. Shipper and Transporter are parties to those certain Facilities Agreements dated March 25, 1994 which provide for construction of the Machias, May Valley and North Puyallup meter stations.

D. Transporter and Shipper are parties to an Amendment to Shipper's firm replacement Transportation Agreement dated July 31, 1991 ("F-09") to reduce the Transportation Contract Demand by 5,400 MMBtu's/day and reduce the Ignacio Plant receipt point volume on Exhibit "A" by 5,400 MMBtu's/day.

E. The parties desire to enter into this firm Transportation Agreement ("Agreement") to provide for the transfer of the 5,400 MMBtu's/day of Transportation Contract Demand and the Ignacio Plant receipt point volumes from F-09 and provide new MDDO's under Exhibit "B" of the Agreement pursuant to the construction of the Machias, May Valley and North Puyallup meter stations.

F. By signing and returning this document to Transporter, Shipper has made a complete written request to Transporter for the transportation service described herein.


AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:


                  ARTICLE I - GAS DELIVERIES AND REDELIVERIES

         1.1 Subject to the terms, conditions and limitations hereof, Transporter agrees to receive from Shipper at the Receipt Point(s) specified in Exhibit(s) "A" (and/or "T") herein, transport and deliver to Shipper at the Delivery Point(s) specified in Exhibit(s) "B" (and/or "T") herein, the following quantities of natural gas, known as Transportation Contract Demand:


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         Up to "--"1/ MMBtu's/day, as Modified by Exhibit "T" hereto provided that Transporter's receipt of gas at any receipt point for Shipper's account hereunder on any day shall not exceed the Maximum Daily Quantity ("MDQ") set forth for such receipt point on Exhibit "A" hereto as modified by Exhibit "T", and provided that Transporter's daily obligation to deliver gas to Shipper at any delivery point under this Agreement shall not exceed the Maximum Daily Delivery Obligation ("MDDO") set forth on Exhibit "B" of this Agreement as modified by Exhibit "T". These MDQ and MDDO limitations apply only to primary point volumes and not to alternate point volumes.

         1.2 Fuel gas shall be provided in-kind as specified in Rate Schedule TF-1 and in the General Terms and Conditions of this Federal Energy Regulatory Commission ("FERC") Gas Tariff.

         1.3     Such transportation shall be on a firm basis.

                 ARTICLE II - TRANSPORTATION RATES AND CHARGES

         2.1     (a)      Shipper agrees to pay Transporter for all natural gas
                 transportation service rendered under the terms of this Agreement in accordance with Transporter's Rate Schedule TF-1 Large Customer as filed with the FERC, and as such rate schedule may be amended or superseded from time to time.

                 (b) (Reserved for rate adjustments made pursuant to Section 3.4 or 3.5 of Rate Schedule TF-1.)

         2.2 This Agreement shall be subject to the provisions of such Rate Schedule and the General Terms and Conditions applicable thereto (and as they may be amended by Article VIII of this Agreement) and effective from time to time, which by this reference are incorporated herein and made a part hereof.


                    ARTICLE III - GOVERNMENTAL REQUIREMENTS

         3.1 Shipper shall reimburse Transporter for any and all filing fees to be incurred by Transporter in seeking governmental authorization for the initiation, extension or termination of service under this Agreement.

         3.2 The transportation service contemplated herein shall be provided by Transporter pursuant to Section 284.223 of the FERC's regulations.





1/ The total Transportation Contract Demand ultimately shall be 5,400 MMBtu's/day; however, such Transportation Contract Demand shall be implemented in increments of 817 MMBtu's/day (Machias), 1,250 MMBtu's/day (May Valley), 3,333 MMBtu's/day (North Puyallup), with each such increment effective upon the respective inservice date of the corresponding meter station.





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
         3.3 Upon termination, this Agreement shall cease to have any force or offset, save as to any unsatisfied obligations or liabilities of either party arising hereunder prior to the date of such termination, or arising thereafter as a result of such termination. Provided, however that this provision shall not supersede any abandonment authorization which may be required.

         3.4 (Section 3.4 shall be applicable only for the transportation of imported natural gas.) Shipper hereby acknowledges and agrees that either it or its buyer or seller is the "importer of record" and it will comply with all requirements for reporting and submitting payment of duties, fees, and taxes to the United States or agencies thereof to be made on imported natural gas and for making the declaration of entry pursuant to 19 CFR Section 141.19. Shipper agrees to indemnify and hold Transporter harmless from any and all claims of damage or violation of any applicable laws, ordinances and statutes which pertain to the importation of the gas transported hereunder and which require reporting and/or filing of fees in connection with said import.

                               ARTICLE IV - TERM

         4.1 This Agreement becomes effective September 1, 1994 and shall remain in full force and effect until October 31, 2004, and year to year thereafter at Shipper's sole option. Shipper may terminate all or any portion of service under this Agreement either at the expiration of the primary term, or upon any anniversary thereafter, by giving written notice to Transporter so stating at least twelve (12) months in advance. Shipper also shall have the sole option to enter into a new Agreement containing the same provisions of this Agreement, for all or any portion of the service under this Agreement at or after the end of the primary term of this Agreement. It is Transporter's and Shipper's intent that this term provision provide Shipper with a "contractual right to continue such service" and to provide Transporter with concurrent pregranted abandonment of any volume that Shipper terminates within the meaning of 18 CFR S 284.221(d)(2)(i) as promulgated by order No. 636 on May 8, 1992.

             ARTICLE V - WARRANTY OF ELIGIBILITY FOR TRANSPORTATION

         5.1 Any shipper under this Rate Schedule warrants for itself, its successors and assigns, that all gas delivered to Transporter for transportation hereunder shall be eligible for transportation in interstate commerce under applicable rules, regulations or orders of the FERC. Shipper will indemnify Transporter and save it harmless from all suits, actions, damages, costs, losses, expenses (including reasonable attorney fees) and regulatory proceedings, arising from breach of this warranty.


                              ARTICLE VI - NOTICES

         6.1 Unless herein provided to the contrary, any notice called for in this Agreement shall be in writing and shall be considered as having been given if delivered personally, or by mail or telegraph with all postage and charges prepaid to either Shipper or Transporter at the place designated. Routine communications shall be considered as duly delivered when mailed by ordinary mail. Normal operating instructions can be made by telephone. Unless changed, the addresses of the parties are as follows:





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
                                        NORTHWEST PIPELINE CORPORATION
                                        P.O. Box 58900
                                        Salt Lake City,  Utah 84158-0900

      Statements:                       Attention:       Transmission Accounting
      Payments:                         Attention:       Treasury Services
      Contractual Notices:              Attention:       Transportation and
                                                         Contract Administration
      Other Notices:                    Attention:       Nominations

                                        WASHINGTON NATURAL GAS COMPANY
                                        815 Mercer Street (98109)
                                        P. O. Box 1869
                                        Seattle, Washington 98111

                    ARTICLE VII - OTHER OPERATING PROVISIONS

         7.1 Pursuant to Section 5.3 of the General Transportation Terms and Conditions, Shipper shall make payments to Transporter hereunder by wire transfer of immediately available funds by the due date set forth herein. Such funds shall be wire transferred to the Citibank, N.A. located In New York City, New York for Transporter's Account No. 3903-7564.

          ARTICLE VIII - ADJUSTMENTS TO GENERAL TERMS AND CONDITIONS

         8.1 Certain of the General Terms and Conditions are to be adjusted for the purpose of this Agreement, as specified below:

                                     None

               ARTICLE IX - CANCELLATION OF PRIOR AGREEMENT(S)

         9.1 When this Agreement takes effect, it supersedes, cancels and terminates the following agreement(s):

                                     None

                      ARTICLE X - SUCCESSORS AND ASSIGNS

         10.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No assignment or transfer by either party hereunder shall be made without written approval of the other party. Such approval shall not be unreasonably withheld. As between the parties hereto, such assignment shall become effective on the first day of the month following written notice that such assignment has been effectuated.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above set forth.

WASHINGTON NATURAL GAS COMPANY                NORTHWEST PIPELINE CORPORATION
           (Shipper)                                   (Transporter)

By:                                           By:
    ----------------------------                  ----------------------------
    John F. Stefani                               Jeffery E. McNeil
    VP, Gas Supply & Ind. Svcs.                   Manager, Transportation
                                                  and Contract Admin.

Attest:
        ------------------------




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
                                  Exhibit "A"

                                     to the

                            TRANSPORTATION AGREEMENT
                             DATED August 15, 1994

                                    between

                         NORTHWEST PIPELINE CORPORATION

                                      and

                         WASHINGTON NATURAL GAS COMPANY


                                 RECEIPT POINTS

   Primary                                                                      Maximum Daily
Receipt Point                                                                  Quantity (MDQ)1/
-------------                                                                  ----------------
Ignacio Plant                                                                         -- *





*The total Ignacio Plant receipt point volume ultimately shall be 5,400 MMBtu's/day; however, such Ignacio receipt point volume shall be implemented in increments of 817 MMBtu's/day (Machias), 1,250 MMBtu's/day (May Valley), 3,333 MMBtu's/day (North Puyallup), with each such increment effective upon the respective inservice date of the corresponding meter station.

1/ The total of the MDQ's must equal total transportation contract demand as set forth in Section 1.1.





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                                 EXHIBIT "B"

                                    to the

                           TRANSPORTATION AGREEMENT
                            DATED August 15, 1994

                                   between

                        NORTHWEST PIPELINE CORPORATION

                                     and

                        WASHINGTON NATURAL GAS COMPANY


                               DELIVERY POINTS

                                                                   Maximum Daily
                                                                Delivery Obligation
                                                                     ("MDDO")
                                                                     for each                 Delivery
   Primary                                                        Delivery Point              Pressure
Delivery Points                                                       (MMBtu)                  (psig)
---------------                                                       -------                  ------
Machias                                                                  817*                    250
May Valley                                                             1,250*                    250
North Puyallup                                                         3,333*                    250
                                                                       -----
              TOTAL                                                    5,400




*Effective upon the respective inservice dates of the Machias, May Valley and North Puyallup meter stations.





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